Exhibit 10.6

Exhibit A (Services)

The Services to be provided by Consultant (BCMG) are as follows within the entertainment and technology sector that applies to Company’s business model:

1.	Identify and vet potential acquisitions
2.	Identify and vet potential Joint Ventures
3.	General consulting and guidance on business development

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